UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2012

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Douglas M. Mancino as Director

On November 2, 2012, the Board of Directors (the “Board”) of Health Net, Inc. (the “Company”) approved the expansion of the size of the Board to ten, effective as of November 2, 2012, and designated and appointed Mr. Douglas M. Mancino to serve as a member of the Board, also effective as of November 2, 2012, until his successor is duly elected and qualified. The Board also designated and appointed Mr. Mancino to serve on its Audit Committee and Governance Committee, effective as of November 2, 2012, to act and serve in such capacities until his successor is duly appointed and qualified.

Mr. Mancino will be entitled to participate in the compensation and benefits package offered to non-employee directors of the Board in respect of their service on the Board, as described under the headings “Executive Compensation – Compensation Discussion and Analysis” and “Director Compensation” in the Company’s Proxy Statement on Schedule 14A relating to its 2012 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 6, 2012 and incorporated herein by reference. Accordingly, on November 2, 2012, he received an initial grant of 5,732 restricted stock units pursuant to the Company’s 2006 Long-Term Incentive Plan, as amended.

Mr. Mancino has been a partner in the Los Angeles office of Hunton & Williams LLP since June 2011, and prior thereto had been a partner at McDermott Will & Emery LLP since 1987. For more than 35 years, Mr. Mancino has represented numerous types of health care and nonprofit organizations on tax, business, and financial matters. Mr. Mancino has extensive experience in audit, appeals and tax controversy issues. Mr. Mancino also served as a director of Health Systems International, Inc., a predecessor to the Company (“HSI”) from January 1994 until HSI’s April 1997 merger transaction with Foundation Health Corporation. Since April 1997, Mr. Mancino has served as a director of Health Net of California, Inc., a wholly owned subsidiary of the Company.

Mr. Mancino has been the Chairman of the Board of Trustees of the Children’s Burn Foundation since 1995. Mr. Mancino has also been a member of the Boards of Directors of the Irvine Health Foundation since 2010, the Media & Policy Center since 2008, and the Center on Philanthropy & Public Policy since 2007. In addition, Mr. Mancino served as president of the American Health Lawyers Association from 1993 to 1994, and was vice chair-publications of the ABA’s Tax Section from June 2009 through June 2012.

(e) Amendment and Restatement of Employment Agreement for Steven Tough

On November 6, 2012, Health Net, Inc. (the “Company”) entered into an amendment and restatement of Steven Tough’s employment agreement (the “Amended Agreement”).

The Amended Agreement provides for the expansion of Mr. Tough’s current role with the Company to include implementation of the Company’s participation in the State of California’s dual eligibles demonstration pilots. The Amended Agreement also clarifies Mr. Tough’s eligibility to participate in the Company’s Severance Policy (the “Severance Policy”), consistent with participation by other of the Company’s executives at the same level as Mr. Tough. Under the Severance Policy, Mr. Tough will be eligible to receive a severance payment of 12 months’ base salary and reasonable outplacement services in the event of the elimination of his position in connection with a “reduction in force” or his resignation for “good reason” following a “change in control” of the Company, as each term is defined in the Severance Policy. In addition, pursuant to the terms of the Severance Policy, Mr. Tough is entitled to the better of the benefits under either the Severance Policy or the Amended Agreement. The Amended Agreement also reflects Mr. Tough’s current base salary.

The Amended Agreement is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement, dated as of November 6, 2012, by and between Health Net, Inc. and Steven Tough

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

November 6, 2012	By:	/s/ Angelee F. Bouchard

	Name:	Angelee F. Bouchard
	Title:	Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of November 6, 2012, by and between Health Net, Inc. and Steven Tough